Exhibit 99.1

                         Form 4 Joint Filer Information

Name:  Adele Becker

Address:  215 East 68th Street, Apt. 17L
          New York, NY 10021

Designated Filer:  Estate of Isidore A. Becker

Issuer & Ticker Symbol:  Spatialight, Inc. (Nasdaq: HDTV)

Date of Event
Requiring Statement:  1/7/2004


Signature:  /s/ Charles Snow, attorney-in-fact for Adele Becker